UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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BJ’s Wholesale Club, Inc.

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One Mercer Road

Natick, Massachusetts 01760

April 22, 2004

Dear Stockholder:

We invite you to attend our 2004 Annual Meeting of Stockholders on Thursday, May 20, 2004, at 11:00 a.m. at the Crowne Plaza Hotel, 1360 Worcester Street (Route 9), Natick, Massachusetts. At this meeting, you are being asked to elect three directors, to amend the Company’s 1997 Stock Incentive Plan and to ratify the audit committee’s selection of the Company’s independent auditors.

We hope that you will join us on May 20 and would like to take this opportunity to remind you that your vote is important.

Sincerely,

Michael T. Wedge President and Chief Executive Officer	Herbert J. Zarkin Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2004

The Annual Meeting of Stockholders of BJ’s Wholesale Club, Inc. will be held at the Crowne Plaza Hotel, 1360 Worcester Street (Route 9), Natick, Massachusetts, on Thursday, May 20, 2004, at 11:00 a.m. At the meeting, stockholders will consider and vote on the following matters:

1.	Election of three directors to serve until the 2007 Annual Meeting of Stockholders;

2.	Approval of an amendment of the Company’s 1997 Stock Incentive Plan, as amended (the “1997 Stock Incentive Plan”), to increase the number of shares authorized for issuance thereunder and to make the other changes described herein; and

3.	Ratification of the audit committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending January 29, 2005.

The stockholders will also act on any other business that may properly come before the meeting.

Stockholders of record at the close of business on April 5, 2004, may vote at the meeting.

By Order of the Board of Directors

KELLYE L. WALKER

Secretary

Natick, Massachusetts

April 22, 2004

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, OR SUBMIT YOUR VOTE AND PROXY BY TELEPHONE OR BY INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

BJ’s WHOLESALE CLUB, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 20, 2004

PROXY STATEMENT

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of BJ’s Wholesale Club, Inc. (“BJ’s” or the “Company”) is soliciting your proxy to vote your shares at the annual meeting. Unless you give different instructions, shares represented by properly executed proxies will be voted FOR the election of the three nominees set forth below, FOR the amendment of the 1997 Stock Incentive Plan and FOR the ratification of auditors. You may revoke your proxy at any time before it is exercised by delivering a written revocation to the Secretary of BJ’s at the address below, by delivering another proxy with a later date or by requesting at the meeting that your proxy be revoked.

Stockholders of record at the close of business on April 5, 2004 are entitled to vote at the meeting. Each share of BJ’s common stock, par value $.01 (“common stock”), outstanding on the record date is entitled to one vote. As of the close of business on April 5, 2004, there were outstanding and entitled to vote 69,873,728 shares of common stock.

This proxy statement, the enclosed proxy card and the Annual Report of the Company for the fiscal year ended January 31, 2004, were first mailed to stockholders on or about April 22, 2004.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to the Corporate Secretary at the Company’s address, which is BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760.

The Company’s fiscal year ends on the Saturday closest to January 31 of each year. Fiscal year references apply to the Company’s fiscal year which ended on the Saturday closest to January 31 of the following year. For example, the fiscal year ended January 31, 2004, is referred to as 2003 or fiscal 2003.

Vote Required

The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) will be counted as present.

Under the Company’s by-laws, so long as a quorum is present at the meeting, the election of directors will require a plurality of votes cast at the meeting. This means that the three nominees for director with the most votes will be elected whether or not such nominees receive a majority of the votes cast. The affirmative vote of the holders of a majority of the votes cast at the meeting is needed to approve the amendment of the 1997 Stock Incentive Plan and the ratification of auditors. Shares which abstain from voting on a particular matter and broker non-votes will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. In addition, in order for the proposal regarding the amendment of the 1997 Stock Incentive Plan (Proposal Two) to be approved, the New York Stock Exchange requires that (1) a majority of the common stock issued, outstanding and entitled to vote at the annual meeting must actually vote on the matter (with abstentions counting as votes and broker non-votes not counting as votes) and (2) votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as votes cast).

Participants in BJ’s Wholesale Club, Inc. 401(k) Savings Plans

If you participate in either the BJ’s Wholesale Club, Inc. 401(k) Savings Plan for Salaried Employees or the BJ’s Wholesale Club, Inc. 401(k) Savings Plan for Hourly Employees and hold Company stock in your account, you may vote an amount of shares of common stock equivalent to the interest in the Company’s common stock credited to your account as of the record date. Fidelity Management Trust Company (“Fidelity”) will have a proxy card sent to you that you may use to direct Fidelity to vote your shares on your behalf. The proxy card should be signed and returned in the provided envelope to The Bank of New York, the Company’s transfer agent and registrar, or you may authorize the voting of these shares over the Internet or by telephone by following the instructions on the provided proxy card. The Bank of New York will notify only Fidelity of the manner in which you have voted your shares. Fidelity will vote the shares in the manner directed on the proxy card (or as authorized over the Internet or by telephone). If The Bank of New York does not receive a signed proxy card or the authorization of the voting of your shares over the Internet or by telephone from you by 5:00 p.m. eastern standard time on May 19, 2004, there can be no assurance that Fidelity will be able to follow your instructions. If you fail to timely submit your instruction to The Bank of New York, Fidelity will vote your shares of common stock held in the BJ’s Common Stock Fund as of the record date in the same manner, proportionally, as it votes the other shares of common stock for which proper and timely voting instructions of other plan participants have been received by Fidelity.

PROPOSAL ONE

ELECTION OF DIRECTORS

BJ’s Amended and Restated Certificate of Incorporation and by-laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Your proxy will be voted to elect the three nominees named below, unless otherwise instructed, as directors for a term of three years expiring at the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board has voted to fix the number of directors at eight. There is currently one vacancy on the Board of Directors in the class of directors with terms expiring in 2005. The three nominees, each of whom currently serves as a director of the Company, have indicated their willingness to serve, if elected. If a nominee becomes unavailable, your proxy will be voted either for another nominee proposed by the Board of Directors or a lesser number of directors as proposed by the Board of Directors.

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2007.

The nominees for election as directors and incumbent directors are as follows:

Nominees for Election—Terms Expiring 2007

S. James Coppersmith, 71, has been a director of the Company since July 1997. He was a director of Waban Inc. (“Waban”) from December 1993 to July 1997. Mr. Coppersmith is a director and Vice Chairman of the board of directors of Rasky Baerlein Group, a public relations firm. Mr. Coppersmith is also a member of the Board of Governors of the Boston Stock Exchange. Mr. Coppersmith is a member of the Audit Committee, the Executive Compensation Committee and the Special Committee.

Thomas J. Shields, 57, has been a director of the Company since July 1997. He was a director of Waban from June 1992 to July 1997. He has served as President and Managing Director of Shields & Company, Inc., a Boston-based investment banking firm, since 1991. Mr. Shields is also a director of Clean Harbors, Inc. Mr. Shields is Chairman of the Audit Committee and a member of the Executive Committee, the Finance Committee and the Corporate Governance Committee.

Herbert J. Zarkin, 65, has been a director of the Company since November 1996 and Chairman of the Board of Directors of the Company since July 1997. From July 1997 to June 2002, Mr. Zarkin was Chairman of House2Home, Inc., the surviving company of a merger in September 2001 with HomeBase, Inc., formerly known as Waban Inc. (“House2Home”), and was President and Chief Executive Officer of House2Home from March 2000 to September 2001. He was a director, President and Chief Executive Officer of Waban (now known as House2Home) from May 1993 to July 1997. House2Home filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code on November 7, 2001 (see “Relationship with House2Home; Conflicts of Interest” on page 28). Mr. Zarkin is Chairman of the Executive Committee and a member of the Finance Committee.

Incumbent Directors—Terms Expiring 2006

Bert N. Mitchell, 66, has been a director of the Company since May 1998. In 1974, Mr. Mitchell founded Mitchell & Titus, LLP, the nation’s largest minority-owned CPA firm, and serves as its Chairman and Chief

Executive Officer. He is also Chairman of the Board of the Ariel Investment Trust, which includes membership on the board of four individual funds. In addition, he is a director of The Rouse Company. Mr. Mitchell is a member of the Audit Committee, the Executive Compensation Committee and the Special Committee.

Michael T. Wedge, 50, has been a director, President and Chief Executive Officer of the Company since September 2002. He was Executive Vice President, Club Operations of the Company from July 1997 to September 2002; Executive Vice President, Sales Operations of the BJ’s Wholesale Club division of Waban from February 1997 to July 1997; and Senior Vice President, Sales Operations of the BJ’s Wholesale Club division of Waban from 1993 to 1997. Mr. Wedge is a member of the Executive Committee and the Finance Committee.

Incumbent Directors—Terms Expiring 2005

Ronald R. Dion, 58, has been a director of the Company since September 1999. Mr. Dion has been Chairman and Chief Executive Officer of R.M. Bradley & Co., Inc., a real estate firm, since 1997. From 1989 to 1997 he was President of R.M. Bradley & Co., Inc. Mr. Dion is a trustee of John Hancock Funds and Chairman of the Investment Committee of John Hancock Funds and a member of the Board of Governors of the Boston Stock Exchange. He also serves as a director of the New England Council and the Massachusetts Business Roundtable. Mr. Dion is a member of the Corporate Governance Committee, Chairman of the Executive Compensation Committee, and Chairman of the Special Committee.

Lorne R. Waxlax, 70, has been a director of the Company since July 1997. He was a director of Waban from January 1990 to July 1997 and Chairman of the Board of Directors of Waban from June 1996 to July 1997. He was an Executive Vice President of The Gillette Company from 1985 to 1993. Mr. Waxlax is also a director of Clean Harbors, Inc. From July 1997 to March 2002, Mr. Waxlax was a director of House2Home, which filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code on November 7, 2001 (see “Relationship with House2Home; Conflicts of Interest” on page 28). Mr. Waxlax is Chairman of the Corporate Governance Committee and is a member the Executive Committee and the Executive Compensation Committee.

CORPORATE GOVERNANCE

BJ’s Board of Directors believes that good corporate governance practices are important to ensure that BJ’s is managed for the long-term benefit of its stockholders. The Company’s Board of Directors recognizes that maintaining and ensuring good corporate governance is a continuous process and that the long-term interests of stockholders are advanced by responsibly considering the concerns of other stakeholders and interested parties including employees/team members, customers, suppliers, the communities in which the Company does business, and the public at large. During the past year, the Board reviewed its governance practices in light of the Sarbanes-Oxley Act of 2002, new Securities and Exchange Commission rules and regulations and the new listing standards of the New York Stock Exchange. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines; charters of the Audit, Corporate Governance and Executive Compensation Committees; and the Statement on Commercial Bribery, Conflicts of Interest and Business Ethics described below are available on the Corporate Governance section of the Company’s website, www.bjs.com. Alternatively, you can request a copy of any of these documents by writing to the Corporate Secretary, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which, along with the charters and key practices of the Board’s committees, provide a framework for the governance of BJ’s, include that:

•	the role of the Board is to oversee the management and governance of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the non-management directors meet at least twice annually in executive session;

•	directors have complete access to management and may, at any time, hire independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under the New York Stock Exchange rules that become applicable to BJ’s on the date of the annual meeting, a Director of BJ’s will only qualify as “independent” if the Board of Directors affirmatively determines that he or she has no material relationship with BJ’s (either directly or as a partner, shareholder or officer of an organization that has a relationship with BJ’s). The Board of Directors has established guidelines to assist it in determining whether a Director has a material relationship with BJ’s. Under these guidelines, a Director will be considered to have a material relationship with BJ’s if he or she is not independent under Section 303A.02(b) of the NYSE Listed Company Manual or he or she:

•	is an executive officer of another company which is indebted to BJ’s, or to which BJ’s is indebted, and the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company for which he or she serves as an executive officer; or

•	serves as an officer, director or trustee of a charitable organization and BJ’s discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of that organization’s total annual charitable receipts.

Ownership of a significant amount of BJ’s stock, by itself, does not constitute a material relationship.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Board of Directors who are independent.

The Board of Directors has determined that none of Messrs. Coppersmith, Dion, Mitchell, Shields or Waxlax has a material relationship with BJ’s and that each of these directors is “independent” as determined under Section 303A.02 of the NYSE Listed Company Manual.

The Board of Directors has determined that all of the members of each of the Board’s Audit, Corporate Governance and Executive Compensation committees are independent as defined under the new rules of the NYSE that become applicable to the Company on the date of the annual meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the rules of the NYSE that apply to the Company until the date of the annual meeting.

The Board of Directors and its Committees

The Board of Directors has established six standing committees—Audit, Corporate Governance, ERISA, Executive, Executive Compensation and Finance—each of which operates under a charter that has been approved by the Board.

Audit Committee. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications and independence of the Company’s independent auditor;

•	overseeing the work of the Company’s independent auditor, including through the receipt and consideration of certain reports from independent auditors;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting and disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 31 of this proxy statement).

The current members of the Audit Committee are Thomas J. Shields (Chairman), S. James Coppersmith and Bert N. Mitchell. The Audit Committee held 11 meetings during 2003.

The Board of Directors has determined that each of Bert N. Mitchell and Thomas J. Shields is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

A copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.

Corporate Governance Committee. The Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing the new director orientation program;

•	reviewing and recommending changes to director compensation;

•	monitoring the Company’s social responsibility programs and corporate citizenship;

•	developing and recommending to the Board corporate governance principles and monitoring compliance with such principles; and

•	overseeing an annual evaluation of the Board, including a review of committee structure and committee charters.

The current members of the Corporate Governance Committee are Lorne R. Waxlax (Chairman), Ronald R. Dion and Thomas J. Shields. The Corporate Governance Committee held six meetings during 2003.

Executive Compensation Committee. The Executive Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the CEO’s compensation;

•	recommending the Chairman’s compensation;

•	determining the CEO’s compensation;

•	reviewing and approving the compensation of the Company’s other executive officers;

•	reviewing and making recommendations to the Board with respect to compensation and benefits polices and changes in those policies;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	overseeing an evaluation of the Company’s CEO; and

•	overseeing and administering the Company’s cash and equity incentive plans.

The current members of the Executive Compensation Committee are Ronald R. Dion (Chairman), S. James Coppersmith, Bert N. Mitchell and Lorne R. Waxlax. The Executive Compensation Committee held 15 meetings in 2003.

The ERISA Committee, which held nine meetings during 2003, oversees the Company’s 401(k) savings plans.

The Board of Directors also has an Executive Committee which has authority to act for the Board on most matters during intervals between meetings of the Board. The Executive Committee did not meet during 2003.

The Board of Directors has a Finance Committee, which did not meet during 2003. This Committee reviews with management and advises the Board with respect to the Company’s finances, including exploring methods of meeting the Company’s financing requirements and planning the Company’s capital structure.

In October 2001, the Board appointed a Special Committee to act for the Board on matters pertaining to House2Home, as described in more detail under “Relationship with House2Home; Conflicts of Interest” on page 28. The current members of the Special Committee are Ronald R. Dion (Chairman), S. James Coppersmith and Bert N. Mitchell. This Committee met seven times during 2003.

Board and Stockholder Meetings and Attendance

The Board of Directors held 14 meetings during 2003, including eight telephone meetings, and took action by written consent two times. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

The Company’s corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors attended the 2003 annual meeting of stockholders.

Director Candidates

The process followed by the Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Corporate Governance Committee will apply the criteria set forth in the Company’s corporate governance guidelines. Under these criteria, a candidate should have substantial experience which is of relevance to the Company; a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively; and high personal and professional ethics, integrity and values. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Corporate Governance Committee, c/o General Counsel, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, MA 01760. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting of stockholders.

Stockholders also have the right under the Company’s by-laws to directly nominate director candidates, without any action or recommendation on the part of the Corporate Governance Committee or the Board, by following the procedures set forth in the second paragraph under “Stockholder Proposals” below. Candidates nominated by stockholders in accordance with the procedures set forth in the Company’s by-laws will not be included in the proxy card for the next annual meeting of stockholders.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. All stockholder communications will be reviewed by the Company’s General Counsel and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chairman of the Corporate Governance Committee, who serves as the presiding director at meetings of non-management and independent directors. The presiding director will provide to the Board copies or summaries of any such stockholder communications as he or she considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the presiding director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters which are the subject of repetitive communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors c/o General Counsel, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, MA 01760.

Compensation of Directors

Non-employee directors are paid an annual retainer of $40,000 and fees of $2,500 for each Board meeting attended, $1,000 for each Committee meeting attended and $1,000 for certain telephone meetings. In addition, the Chairman of the Audit Committee, the Chairman of the Corporate Governance Committee, the Chairman of the ERISA Committee, the Chairman of the Executive Compensation Committee and the Chairman of the House2Home Special Committee each are paid $5,000 per annum for their services as such. Other members of the Audit Committee, the Corporate Governance Committee, the Executive Compensation Committee, and the House2Home Special Committee each are paid $2,500 per annum for their services as such. All directors are reimbursed for their expenses related to attendance at meetings.

In December 2003, each non-employee director was granted an option to purchase 7,500 shares of common stock under the 1997 Stock Incentive Plan at an exercise price of $23.14 per share, which was equal to the closing price of common stock on the date of grant. Each such option expires ten years after the date of grant and becomes exercisable in three equal annual installments beginning on the first anniversary of the date of grant. If the director ceases to be a director prior to the date the option becomes fully exercisable, the unvested portion of the option will immediately expire. Any vested options will remain exercisable for a period of one year following cessation of service as a director of the Company. All unexercised options will become exercisable in full beginning 20 days prior to the consummation of a merger or consolidation, acquisition, reorganization or liquidation and, to the extent not exercised, shall terminate immediately after the consummation of such merger, consolidation, acquisition, reorganization or liquidation. Except as the Board may otherwise determine, options granted to non-employee directors are not transferable.

As discussed below under “Proposal Two—Amendment to the 1997 Stock Incentive Plan,” if the stockholders approve Proposal Two, non-employee directors will receive automatic grants of options under the 1997 Stock Incentive Plan.

Policies on Business Ethics and Conduct

All of the Company’s salaried employees, including its Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by the Company’s long-standing Statement on Commercial Bribery, Conflicts of Interest and Business Ethics (“Code of Conduct”) to insure that the Company’s business is conducted in a consistently legal and ethical manner. The Company’s policies and procedures cover all areas of professional conduct, including relations with vendors, conflicts of interest, financial integrity and the protection of corporate assets, as well as strict adherence to all laws and regulations applicable to the conduct of the Company’s business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. In addition, as contemplated by the Sarbanes-Oxley Act of 2002, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The full text of the Company’s Code of Conduct is posted on the Corporate Governance section of the Company’s website, at www.bjs.com. In addition, the Company intends to post on its website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 1, 2004 (unless otherwise indicated) by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth on page 16, and (iv) all of the Company’s current directors and executive officers as a group. Unless otherwise indicated, the address of each person listed in the table is c/o BJ’s Wholesale Club, Inc., One Mercer Road, Natick, MA 01760.

Name and Address of Beneficial Owner	Number of Shares(1)		Percentage of Outstanding Common Stock(1)
FMR Corp. Fidelity Management & Research Company Edward C. Johnson 3d Abigail P. Johnson 82 Devonshire Street Boston, MA 02109	8,925,700	(2)	12.78%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	5,916,212	(3)	8.47%
Mellon Financial Corporation One Mellon Center Pittsburgh, PA 15258	4,098,887	(4)	5.87%
S. James Coppersmith	15,152		*
Ronald R. Dion	11,020		*
Bert N. Mitchell	15,020		*
Thomas J. Shields	20,950		*
Lorne R. Waxlax	45,170	(5)	*
Herbert J. Zarkin	658,783		*
Michael T. Wedge	277,926		*
Frank D. Forward	212,876		*
Edward F. Giles	39,250		*
Kellye L. Walker	2,500		*
All directors and executive officers as of April 12, 2004, as a group (10 persons)	1,298,647		1.8%

*	Less than 1%.
(1)	Includes, for the persons indicated, the following shares of common stock that may be acquired upon exercise of outstanding stock options which were exercisable on March 1, 2004, or within 60 days thereafter: Mr. Coppersmith, 14,152 shares; Mr. Dion, 10,020 shares; Mr. Mitchell, 13,520 shares; Mr. Shields, 20,050 shares; Mr. Waxlax, 16,520 shares; Mr. Zarkin, 617,500 shares; Mr. Wedge, 250,862 shares; Mr. Forward, 176,250 shares; Mr. Giles, 29,250 shares; Ms. Walker, 2,500 shares; all current directors and executive officers as a group, 1,150,624 shares.
(2)

Information is as of December 31, 2003, and is based on a Schedule 13G/A (Amendment No. 5) filed with the Securities and Exchange Commission (“SEC”) on February 16, 2004, by FMR Corp., a holding company. FMR Corp. reported that (a) it (directly or indirectly) has sole dispositive power over all these shares; (b) it has sole voting power over 652,300 of these shares and no shared voting power; (c) these shares are held principally by Fidelity Management & Research Company, a wholly-owned investment adviser, and other investment companies and institutional accounts managed by subsidiaries of FMR Corp.; and (d) the family of Edward C. Johnson 3d, including Mr. Johnson, the Chairman of FMR Corp., and his daughter Abigail P. Johnson, a director, and trusts for the family members’ benefit may be deemed to form a controlling group with respect to FMR Corp.
(3)	Information is as of December 31, 2003, and is based on a Schedule 13G filed with the SEC on February 13, 2004, by Barclays Global Investors, NA (“BGI”), and its affiliates Barclays Global Fund Advisors (“BGFA”) and Barclays Bank PLC (“Barclays Bank”). BGI reported that it directly has sole voting and dispositive power over 4,514,692 of these shares, and BGFA reported that it has sole voting and dispositive power over 902,695 of these shares and Barclays Bank reported that it has sole voting and dispositive power over 8,200 of these shares.
(4)	Information is based on a Schedule 13G filed with the SEC on January 30, 2004, by Mellon Financial Corporation, a holding company. Mellon Financial Corporation reported that (a) it (directly or indirectly) has sole dispositive power over 3,917,919 of these shares and shared dispositive power over 87,518 of these shares; (b) it (directly or indirectly) has sole voting power over 3,182,111 of these shares and shared voting power over 48,718 of these shares; and (c) these shares are held by the following direct or indirect subsidiaries of Mellon Financial Corporation, and other investment companies and institutional accounts managed by the subsidiaries of Mellon Financial Corporation: Mellon Trust of New England, National Association; Mellon Bank DE National Association; Mellon Bank, N.A.; Mellon Trust of California; Mellon Trust of New York, LLC; Mellon Private Trust Company, National Association; and Mellon Trust of Washington.
(5)	Includes 27,000 shares held in trust for the benefit of Mr. Waxlax and 1,650 shares as to which Mr. Waxlax disclaims beneficial ownership and which are held in trust for the benefit of Mr. Waxlax’s children.

Jennison Associates LLC (“Jennison”) filed a Schedule 13G/A (Amendment No. 2) with the SEC on February 17, 2004, reporting that it had sole voting power with respect to 10,773,044 shares of the Company’s common stock and shared dispositive power with respect to 11,351,044 shares. Jennison has informed the Company that the Schedule 13G/A was filed in error and that it does not beneficially own more than 5% of the Company’s common stock.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return on the Company’s common stock, based on the market price of the common stock, with the cumulative total return of companies in the Standard & Poor’s 500 Stock Index and the Dow Jones Industry Group Index RTB-Retail, Broadline from January 29, 1999, to January 30, 2004 (the last trading day of fiscal 2003). The Dow Jones Industry Group Index RTB-Retail, Broadline is comprised currently of 25 specialty retail companies, including the Company. The graph assumes that the value of the investment at January 29, 1999, was $100 and that all dividends were reinvested. The values of investments in the companies in the Standard & Poor’s 500 Stock Index and the Dow Jones Industry Group Index RTB-Retail, Broadline were measured as of the date nearest to the end of the indicated period for which index data is readily available.

	1/29/99	1/28/00	2/2/01	2/1/02	1/31/03	1/31/04

BJ’s Wholesale Club, Inc.	$100.00	$159.71	$189.67	$218.06	$70.40	$98.97
Dow Jones Industry Group Index RTB-Retail, Broadline	$100.00	$115.13	$117.80	$130.15	$98.62	$121.70
Standard & Poor’s 500 Stock Index	$100.00	$110.35	$109.35	$91.70	$70.59	$95.00

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report has been submitted to the Board of Directors by its Executive Compensation Committee, in compliance with requirements of the SEC:

As members of the Executive Compensation Committee (the “ECC”), it is our responsibility annually to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”), determine the CEO’s compensation, review and approve, or make recommendations to the Board with respect to, compensation for the Company’s other executive officers, oversee the evaluation of the Company’s senior executives, and oversee and administer the Company’s incentive plans. All of the members of the ECC are independent, non-employee directors.

Executive Compensation Principles

The Company’s executive compensation program is designed to provide competitive levels of compensation that:

•	Integrate compensation with the achievement of the Company’s annual and long-term performance goals and business strategies,

•	Link management’s long-term interests with stockholders’ interests through stock-based awards,

•	Recognize management initiatives and achievements,

•	Reward outstanding corporate performance, and

•	Attract and retain key executives critical to the long-term success of the Company.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The ECC reviews the potential effect of Section 162(m) periodically and, in general, the Company structures and administers its stock incentive plans, its Management Incentive Plan (“MIP”) and its Growth Incentive Plan (“BJGIP”) in a manner intended to comply with the performance-based compensation exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the ECC reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the ECC believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its executives.

Compensation Policies for Executive Officers

The total compensation program for all executive officers, including executive officers named in the Summary Compensation Table, consists of both cash and equity-based compensation and takes into account applicable provisions of employment agreements of such officers. Through stock options and stock grants available under the Company’s stock incentive plan, the ECC seeks to align executive officers’ long-range interests with those of stockholders by providing executive officers with the opportunity to participate in the growth of the Company’s stock value.

The ECC reviews market data information provided by Towers Perrin, compensation consultants, concerning salary competitiveness and the design of the Company’s compensation programs. The services provided by Towers Perrin are billed at hourly rates on an “as requested” basis. Neither the Company nor the ECC has a retainer agreement with Towers Perrin.

Base Salary.    Base salaries for the Company’s executive officers, including Mr. Wedge, are set within ranges that are determined based upon a review of publicly available information concerning compensation paid to executives with similar responsibilities at certain peer companies. The ECC utilizes its compensation consultant to assist in the compilation and interpretation of this information. The peer companies selected for these purposes are retailing companies, including major competitors of the Company. Not all of these peer companies are included in the Dow Jones Industry Group Index RTB-Retail, Broadline which appears in the Performance Graph on page 12. While the ECC’s overall objective is to set base salaries at approximately the midpoint of competitive ranges, an individual executive’s placement within a range and salary adjustments are based upon the ECC’s subjective evaluation of the executive’s performance and value to the Company.

Annual Incentive Program.    Under the MIP, executive officers and other members of management are eligible to receive incentive cash awards based upon the level of achievement of pre-established annual performance goals. Mr. Zarkin is not eligible to earn awards under the MIP. At the beginning of each year, the ECC establishes the MIP performance goals and corresponding target awards, based on one or more of the following objective performance criteria: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment. Such goals, criteria and target awards may vary among participants. The ECC reviews the payout calculations after the year’s financial results have been audited. Target awards for executive officers range from 25% to 75% of salary, but if targets are not met, there would be either no MIP award or a reduced award based on a percentage of the target realized. If results exceed goal(s), an executive officer could earn an additional award, depending upon the extent to which goals are exceeded. No executive officer may receive a MIP award in excess of $1,000,000 in any calendar year or, if less, 100% of base salary earned for the applicable performance period. MIP awards for 2003 for the Company’s executive officers, including Mr. Wedge, were based on the Company’s net income and sales goals. MIP goals for 2003 were exceeded, resulting in payouts to Mr. Wedge and to the other executive officers equal to 124.11% of the target awards. MIP performance goals for 2004 for the Company’s executive officers, including Mr. Wedge, are based on the Company’s net income and sales goals.

Long-Term Incentive Program.    The BJGIP is intended to provide high-level executives of the Company, as selected by the ECC, with cash awards based upon the growth and performance of the Company. Mr. Zarkin does not participate in the BJGIP. All other executive officers, including Mr. Wedge, currently participate in the BJGIP, as do approximately 50 other employees of the Company. Awards are earned based on one or more of the following objective measures of performance or growth, as selected by the ECC at the beginning of the award period: operating income, pre-tax income, net income, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment. All relevant factors upon which the cash award is based (e.g., performance measurement, length of award period, relation between performance and cash award) are determined at the beginning of the award period by the ECC. Awards granted to the Company’s executive officers in 2000 were based on cumulative net income for the Company for the three-year period ended February 1, 2003 and were paid in cash 50% in each of April 2003 and April 2004. Awards granted to the Company’s executive officers in 2002 were based on cumulative net income for the Company for the three-year period ending January 29, 2005. Payments based on the awards granted under the BJGIP in 2002 will be payable, if at all, in cash 100% in April 2005, contingent on employment continuing through March 31, 2005. Awards granted to the Company’s executive officers in 2003 were based on cumulative net income for the Company for the three-year period ending January 28, 2006. Payments based on awards granted under the BJGIP in 2003 will be payable, if at all, in cash 100% in April 2006, contingent on employment continuing through March 31, 2006. Awards granted to the Company’s executive officers in 2004 were based on cumulative net income for the Company for the three-year period ending February 3, 2007. Payments based on awards granted under the BJGIP in 2004 will be payable, if at all, in cash 100% in April 2007, contingent on employment continuing through February 3, 2007. There is no target amount for each award.

However, there is a threshold amount based on the Company’s cumulative net income, and the value of each award increases as achievement of the performance measurement increases. No individual award payment under the BJGIP can exceed $2,000,000 in any calendar year.

The Company has made it a practice to provide incentives to its executive officers and other senior executives to achieve long-range goals that are typically expressed as either a compounded rate of earnings growth or three-year cumulative earnings. In determining the level of long-term incentive awards, the ECC takes into account a survey of the same peer companies referred to above, but does not target a specific percentile.

Stock-Based Incentives.    Stock options are awarded to the Company’s key employees, including Mr. Wedge and other executive officers, by the ECC, based on its subjective assessment of the following factors: the compensation level and responsibility of the particular employee, the employee’s contribution towards Company performance, and a survey of competitive compensation data of the same group of peer companies referred to previously in this report. The ECC generally targets awards to the median of such survey. The options are designed to reward recipients to the extent that the Company’s stock value is enhanced. Because of the vesting provisions of such grants, the options also provide an incentive for the employee to remain with the Company. Because the ECC does not grant options on a cumulative basis, the size of previous grants is not a factor in making current grants.

Chief Executive Officer Compensation

Pursuant to Mr. Wedge’s employment agreement with the Company, his base salary is $675,000, effective June 1, 2003, and is reviewed annually. Mr. Wedge’s salary and the number of options (250,000) granted to him in 2003 were subjectively determined to provide a fully competitive compensation opportunity based on Mr. Wedge’s success in providing leadership to the Company and after a review of competitive compensation data of the same group of peer companies referred to previously in this report without targeting a specific percentile range. The ECC believes stock option grants encourage long-term performance and promote management retention while further aligning stockholders’ and management’s common interest in enhancing the value of the Company’s common stock.

Mr. Wedge’s MIP award provides a target opportunity equal to 75% of base salary if performance goals are met; the actual payout can vary between 0% and 100% of base salary for the performance period, subject to a maximum annual award limitation of $1,000,000. As discussed above, based on a target award of 50% of base salary, Mr. Wedge received a MIP payout of $393,508 for 2003.

Executive Compensation Committee

Ronald R. Dion, Chairman

S. James Coppersmith

Bert N. Mitchell

Lorne R. Waxlax

Compensation Committee Interlocks and Insider Participation

During 2003, none of the members of the ECC is or was an officer or employee of the Company. None of the Company’s executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a Director or member of BJ’s ECC.

Compensation of Executives

The following table sets forth certain information concerning the annual and long-term compensation paid for fiscal 2003, 2002 and 2001 to (i) the Company’s Chief Executive Officer and (ii) the Company’s four other most highly compensated executive officers who were serving as executive officers of the Company on January 31, 2004 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards	Payouts
Name and Principal Position	Year(1)	Salary	Bonus	Other Annual Compen- sation(2)	Securities Underlying Options(3)	LTIP Payouts(4)	All Other Compen- sation(5)
Michael T. Wedge	2003	$634,135	$393,508	$21,988	250,000	$157,095	$36,850
President and Chief	2002	404,712	—	16,199	150,000	157,095	25,048
Executive Officer	2001	288,462	93,038	14,407	25,000	303,160	19,435

Herbert J. Zarkin	2003	467,788	—	177,856	250,000	—	29,389
Chairman of the Board	2002	350,000	—	14,009	—	—	22,764
	2001	350,000	—	21,767	—	—	20,900

Frank D. Forward	2003	368,462	137,189	12,776	100,000	157,095	24,413
Executive Vice President,	2002	316,058	—	12,650	50,000	157,095	21,303
Chief Financial Officer	2001	273,462	88,200	13,395	25,000	303,160	18,773

Edward F. Giles(6)	2003	286,923	106,829	9,949	50,000	109,967	19,489
Executive Vice President,	2002	208,058	—	8,327	35,000	109,967	15,117
Club Operations

Kellye L. Walker(7)	2003	210,097	65,187	—	10,000	—	—
Senior Vice President, General Counsel & Secretary

(1)	2003 refers to the 52-week year ended January 31, 2004. 2002 refers to the 52-week year ended February 1, 2003. 2001 refers to the 52-week year ended February 2, 2002.
(2)	Includes reimbursement for tax liabilities related to the Company’s Executive Retirement Plan (“BJERP”) (see “Retirement Benefits”). Excludes perquisites having an aggregate value less than the lesser of $50,000 or 10% of salary plus bonus, except in the case of Mr. Zarkin, where the reported amount includes an aggregate of $177,856 of perquisites, $141,818 of which relate to Company-paid air travel (valued based on the cost to the Company of providing such air travel).
(3)	Reflects the grant of options to purchase common stock. The Company has never granted stock appreciation rights.
(4)	Payouts for 2003 and 2002 each represent 50% of the BJGIP award earned by the Named Executive Officers for the three-year performance period ended February 1, 2003. Payouts for 2001 represent the remaining 50% of the BJGIP award earned by the Named Executive Officers for the three-year performance period ended February 3, 2001.

(5)	For 2003, represents the Company’s contributions under the BJ’s 401(k) Savings Plan for Salaried Employees and the BJERP (see “Retirement Benefits”) as presented below:

	2003 Company Contributions
	401(k) Savings Plan	BJERP
Michael T. Wedge	$5,143	$31,707
Herbert J. Zarkin	6,000	23,389
Frank D. Forward	5,990	18,423
Edward F. Giles	5,143	14,346
Kellye L. Walker	—	—

(6)	Mr. Giles was elected Executive Vice President, Club Operations in September 2002. Immediately prior to the election, Mr. Giles served as Senior Vice President, Club Operations.
(7)	Ms. Walker was elected Senior Vice President, General Counsel and Secretary in February 2003.

Stock Option Grants

The following table sets forth the stock option grants made by the Company to each of the Named Executive Officers during 2003:

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price Per	Expiration
Name	Granted(1)	Year	Share(1)	Date	0%(3)	5%	10%
Michael T. Wedge	250,000	10.8%	$15.01	5/22/13	$0	$2,359,927	$5,980,519
Herbert J. Zarkin	250,000	10.8%	15.01	5/22/13	0	2,359,927	5,980,519
Frank D. Forward	100,000	4.3%	15.01	5/22/13	0	943,971	2,392,207
Edward F. Giles	50,000	2.2%	15.01	5/22/13	0	471,985	1,196,104
Kellye L. Walker	10,000	0.4%	14.39	2/06/13	0	90,498	229,340

(1)	All options granted in 2003 were granted with an exercise price equal to the closing price of the common stock on the New York Stock Exchange on the date of grant. These options expire ten years from the grant date and vest in equal annual installments over four years. All options vest upon a change of control (as defined in the 1997 Stock Incentive Plan).
(2)	The dollar amounts in these columns are the result of calculations at 0% and the arbitrary appreciation rates of 5% and 10% set by the SEC and are not intended to forecast possible future appreciation, if any, of the Company’s stock price.
(3)	No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately. A zero percent stock price appreciation will result in zero gain for the optionee.

Aggregated Option Exercises and Valuation

The following table sets forth, on an aggregated basis, the exercise of stock options during fiscal 2003 by each of the Named Executive Officers and the fiscal year-end value of unexercised options held by such officers:

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael T. Wedge	—	$—	250,862	381,250	$661,815	$1,660,000
Herbert J. Zarkin	—	—	617,500	312,500	5,124,150	1,660,000
Frank D. Forward	—	—	176,250	156,250	276,344	664,000
Edward F. Giles	—	—	29,250	85,250	8,725	332,000
Kellye L. Walker	—	—	—	10,000	—	72,600

(1)	Based on the fair market value of the common stock on January 30, 2004 ($21.65 per share), less the option exercise price.

Long-Term Incentive Plans—Awards in Last Fiscal Year

The following table sets forth information related to long-term incentive awards granted to the Named Executive Officers during fiscal 2003 pursuant to the BJGIP:

Name	Number of Shares, Units of Other Rights	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold	Target	Maximum
Michael T. Wedge	15 Units	fiscal 2003-fiscal 2005	$300,000	$300,000	$2,000,000
Herbert J. Zarkin (1)	0 Units	fiscal 2003-fiscal 2005	—	—	—
Frank D. Forward	10 Units	fiscal 2003-fiscal 2005	200,000	200,000	2,000,000
Edward F. Giles	10 Units	fiscal 2003-fiscal 2005	200,000	200,000	2,000,000
Kellye L. Walker	7 Units	fiscal 2003-fiscal 2005	140,000	140,000	2,000,000

(1)	Mr. Zarkin does not participate in the BJGIP.

Employees in high-level management positions in the Company, as selected by the ECC, were awarded units under the BJGIP during fiscal 2003. The “threshold” and “target” amounts in the table above would be earned upon achievement of a minimum cumulative three-year net income goal equal to planned net income in fiscal 2003 plus 10% compounded growth over planned fiscal 2003 net income in fiscal 2004 and fiscal 2005. The minimum value of each unit awarded is $20,000 only if the minimum cumulative three-year net income goal is achieved. No payment will be made if the goal is not achieved. The value of each unit would increase by a designated percentage of net income achieved in excess of the goal. No individual award payment can exceed $2,000,000 in any calendar year. This limit is reflected in the “maximum” amount column of the table above. The dollar amounts in the table are not intended to forecast future payments, if any, under the BJGIP.

The cash award, if any, earned under the BJGIP for the three-year award period ending January 28, 2006 will be paid in April 2006 to participants employed through March 31, 2006. No payment will be made unless the minimum three-year net income goal is achieved.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of January 31, 2004:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,029,744	$22.75	459,443	(1)
Equity compensation plans not approved by security holders (2)	—	—	—

Total	6,029,744	$22.75	459,443

(1)	The number of securities remaining for future issuance consists of 459,443 shares issuable under the Company’s 1997 Stock Incentive Plan, which was approved by the Company’s stockholders. Awards under the 1997 Stock Incentive Plan may include restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards, as the Board of Directors may determine. This number excludes the additional 4,000,000 shares that would be available for issuance if Proposal Two is adopted.
(2)	The Company has no equity compensation plans not approved by security holders.

Retirement Benefits

Under the BJERP, employees in high-level management positions in the Company, including all executive officers, as selected by the ECC, are eligible to receive annual cash retirement contributions in an amount determined by the ECC; provided that the annual retirement contribution shall equal, on an after-tax basis, at least three percent of the participant’s base salary. All amounts paid under the BJERP are to be used exclusively to fund an investment vehicle, selected by the ECC, which is appropriate to provide retirement income, such as an insurance policy.

The Company made retirement contributions after the end of 2003 equal to 5% (net of taxes) of each participant’s base salary during 2003. If a participant terminates employment prior to the end of the fiscal year in which the participant is credited with four years of service, the participant forfeits the right to any benefit under the BJERP. As of January 31, 2004, all executive officers except Ms. Walker were credited with at least four years of service.

Employment and Severance Agreements

Pursuant to his employment agreement, Mr. Wedge receives an annual base salary of $675,000 and participates in specified incentive and other benefit plans. The Company is entitled to terminate Mr. Wedge’s employment at any time with or without cause (as defined). If Mr. Wedge’s employment is terminated by the Company other than for cause, the Company is required to pay certain cash compensation amounts and to continue payment of Mr. Wedge’s base salary and certain benefits for 12 months after termination at the rate in effect upon termination. The continuing base salary payments are subject to reduction after three months for compensation earned by Mr. Wedge from other employment, and the continuing benefits are subject to reduction at any time for comparable benefits received by Mr. Wedge from other employment.

Pursuant to his employment agreement, Mr. Zarkin receives an annual base salary of $525,000 and participates in specified incentive and other benefit plans. Mr. Zarkin’s employment agreement continues in effect until such time as either party terminates the agreement. Mr. Zarkin does not participate in BJGIP or MIP.

Mr. Zarkin must generally devote approximately one-half of his working time and attention to the performance of his duties and responsibilities under his employment agreement. The Company is entitled to terminate Mr. Zarkin’s employment at any time with or without cause (as defined). If his employment terminates by reason of death, disability, incapacity or termination by the Company other than for cause, or if Mr. Zarkin resigns as a result of his being removed from his position with the Company or as result of being relocated more than 40 miles from the Company’s current headquarters, Mr. Zarkin is entitled to payment of certain cash compensation amounts and continuation of base salary and certain benefits for a period of 12 months after termination at the rate in effect upon termination. Any stock options or other stock-based awards held by Mr. Zarkin on the date of termination will continue to vest for three years, when they will expire, unless they expire earlier by their terms. The continuing base salary payments are subject to reduction after three months for compensation earned by Mr. Zarkin from other employment, and the continuing benefits are subject to reduction at any time for comparable benefits received by Mr. Zarkin from other employment.

The Company has an employment agreement with each of Messrs. Forward and Giles and Ms. Walker under which they receive annual base salaries of $375,000, $300,000, and $215,000, respectively, and participate in specified incentive and other benefit plans. If employment is terminated by the Company other than for cause, each such executive is entitled to payment of certain cash compensation amounts and to certain benefits and continuation of base salary for 12 months after termination at the rate in effect upon termination. The continuing base salary payments to Messrs. Forward and Giles are subject to reduction after three months for compensation earned by the executive from other employment. The continuing base salary payments to Ms. Walker are payable and are not subject to reduction provided that at the time of termination, Ms. Walker executes a suitable release agreement for the benefit of the Company. The continuing base salary payments to Ms. Walker do, however, cease if she becomes employed by certain organizations that compete against the Company. The continuing benefits to each of Messrs. Forward and Giles and Ms. Walker are subject to reduction at any time for comparable benefits received by the executive from other employment.

Change of Control Severance Benefits

The Company provides change of control severance benefits to its executive officers under individual agreements. Under the agreements, in general, upon the earlier of a Change of Control or a Potential Change of Control (as such terms are defined in the agreements) of the Company, the executive would be entitled to accelerated lump-sum payments of the MIP target award prorated for the year in which the change of control occurs. If, during the Standstill Period (which is 24 months after a Change of Control, except that if a Change of Control does not occur within 12 months of the Potential Change of Control, the Standstill Period will end 12 months after the Potential Change of Control), the Company were to terminate the executive’s employment other than for cause (as defined) or the executive were to terminate employment for reasons specified in the agreement, or if employment were to terminate by reason of death, disability or incapacity, the executive would be entitled to receive an amount equal to, in the case of Ms. Walker, two times her base salary and MIP, in the case of Messrs. Forward and Giles, two and one-half times their base salaries and MIP, and in the case of Mr. Wedge, three times his base salary and MIP, unless the executive’s termination occurs between eight and twelve months after a Change of Control and is voluntary, in which event the executive would be entitled to receive an amount equal to the executive’s annual salary and MIP. For up to two years following termination in the case of Ms. Walker, two and one-half years in the case of each of Messrs. Forward and Giles, and three years in the case of Mr. Wedge, the Company would also be obligated to provide specified benefits, including continued medical and life insurance benefits, unless the executive’s termination occurs between eight and twelve months after a Change of Control and is voluntary, in which event the executive would be entitled to receive such benefits for up to one year. In the event of a Change of Control, the Company may reduce any payments to the executive to the extent necessary to preserve the tax deductibility of such payments under the Code. The Company would also be obligated to pay all legal fees and expenses reasonably incurred by the executive in seeking enforcement of contractual rights to which the executive becomes entitled during the Standstill Period. In addition, upon involuntary termination within the Standstill Period, any agreement by the executive not to compete with the Company following termination of the executive’s employment would cease to be effective.

Indemnification Agreements

The Company has entered into agreements with each of its directors and executive officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual’s involvement is by reason of the fact that he or she is or was a director or officer of the Company or served at the Company’s request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except to the extent Delaware law permits broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by the Company’s Amended and Restated Certificate of Incorporation and by Delaware law.

Certain Transactions

During fiscal 2003, Messrs. Gerald and Norman Zarkin, brothers of Mr. Zarkin, the Company’s Chairman of the Board, had an interest in the following business transactions involving the Company.

In fiscal 2003, the Company purchased approximately $77,000 in merchandise from Tee’s Plus Corporation (“Tee’s Plus”), where Mr. Gerald Zarkin is an employee. Mr. Gerald Zarkin earned approximately $2,300 in commissions and other payments from Tee’s Plus with respect to these purchases by the Company. In addition, the Company has a consignment arrangement with Universal Supply MC, LLC (“Universal”) for the sale of specialty caps and also purchases certain merchandise from Universal. The Company provides space in its clubs for the display of Universal’s cap inventory and the Company receives a percentage of the sales made by Universal to the Company’s members. In fiscal 2003, the total amount of consignment sales was approximately $170,000, of which the Company received approximately $28,000 from Universal pursuant to this arrangement. In addition, the Company paid approximately $75,000 for merchandise purchased from Universal. Mr. Gerald Zarkin has a ten percent interest in Universal and received approximately $6,400 in commissions related to these transactions.

Mr. Norman Zarkin is the sole shareholder of The Zarkin Group, Inc. The Zarkin Group, Inc. serves as a consultant for Wireless Retail, Inc. (“WRI”), which provides direct sales of wireless services and equipment to the Company’s members. Pursuant to an arrangement between the Company and WRI, the Company provides WRI with space in the Company’s clubs and the Company receives a flat fee calculated based on sales volume plus a percentage of the sales made by WRI to the Company’s members. In fiscal 2003, the Company received approximately $3 million from WRI pursuant to this arrangement and The Zarkin Group, Inc. was paid approximately $112,500 in consulting fees and commissions by WRI with respect to sales by WRI to the Company’s members. In addition, in fiscal 2003, The Zarkin Group, Inc. received approximately $17,700, in the aggregate, in commissions for sales made to the Company by The Stratis Group, Inc., RK Tex, Inc. and Cutie Pie Baby, Inc., each of which is a vendor of the Company. In the aggregate, the Company purchased approximately $4.2 million of merchandise from these vendors.

The Company believes that each of the transactions described above was carried out on terms that were no less favorable to the Company than those that would have been obtained from unaffiliated third parties.

During fiscal 2003, the Company had an agreement with Fidelity Management Trust Company (FMTC) to provide 401(k) plan administration. FMTC also serves as trustee with respect to the assets of the Company’s 401(k) plans. The Company paid fees for these services totaling approximately $78,300 in fiscal 2003. Additionally, fees are paid by plan participants in the form of investment management services fees generated on various transactions including loan setup and related fees. FMTC is a subsidiary of FMR Corp. and, as of December 31, 2003, FMR Corp. beneficially owned more than five percent of the Company’s common stock.

PROPOSAL TWO

AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN

On April 6, 2004, the Board of Directors adopted, subject to stockholder approval, amendments to the Company’s 1997 Stock Incentive Plan increasing by 4,000,000 the maximum number of shares of common stock issuable under the plan and making the other changes described below.

As of April 12, 2004, awards with respect to an aggregate of 6,772,484 shares (net of cancellations and forfeitures) had been granted under the 1997 Stock Incentive Plan and 528,068 shares remained available for future awards.

The Board of Directors believes that the proposed increase in the number of shares issuable under the 1997 Stock Incentive Plan and the other changes described below will facilitate the purposes of the 1997 Stock Incentive Plan, which are to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. The Board of Directors believes that the continued grant of options and stock-based awards is an important element in attracting and retaining key employees who are expected to contribute to the Company’s growth and success.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

ADOPTION OF THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN

Proposed Amendments to the 1997 Stock Incentive Plan

In addition to increasing by 4,000,000 the number of shares available under the 1997 Stock Incentive Plan, the proposed amendments make the following material changes to the plan:

•	Stock Appreciation Rights (“SARs”). SARs are awards entitling the holder, upon exercise, to receive an amount in cash or common stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. Although the 1997 Stock Incentive Plan currently authorizes the granting of SARs, the plan does not contain provisions describing the nature and terms of such awards. The proposed amendments add provisions, which are described below, specifically addressing the exercisability and exercise of SARs.

•	Deferred Stock Awards and Deferred Delivery. The proposed amendments specifically permit the deferred delivery of stock issuable upon exercise of options and other awards and the grant of restricted stock units and deferred stock units, which are awards that provide for future issuance of stock at such time or times and on such conditions as the Board shall specify.

•

Performance-based Awards.    The proposed amendments authorize the use of performance criteria for specified restricted stock awards or other stock-based awards. A Committee of the Board consisting of “outside directors” as defined under Section 162(m) of the Internal Revenue Code could grant restricted stock awards or other stock-based awards that vest solely upon satisfaction of certain performance criteria and are subject to other restrictions necessary to ensure that such awards satisfy all requirements for “qualified performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code. The performance criteria for each award that vests solely upon satisfaction of performance criteria will be based on the relative or absolute attainment of one or more of the following measures: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment. The Committee may not make any adjustments to the performance criteria to increase the incentive payment to executive officers except to make appropriate adjustments in the event of certain specified types of transactions, provided that in no case shall any such adjustment be made if it would cause an award to no longer qualify as performance-based compensation under Section 162(m) of the Code.

•	Increase in Section 162(m) Per-Participant Limit. The proposed amendments increase from 500,000 per calendar year to 1,000,000 per fiscal year the maximum number of shares with respect to which awards may be granted to any participant under the plan.

•	Sublimits for Certain Types of Awards. The 1997 Stock Incentive Plan does not currently place any limit on the number of shares authorized under the plan that may be issued for certain types of awards. The proposed amendments set the maximum number of shares with respect to which awards other than options or SARs may be granted from and after the date of the 2004 annual meeting at 1,000,000 and set the maximum number of shares with respect to which awards may be granted from and after the date of the 2004 annual meeting to directors who are not employees of the Company at the time of grant at 300,000.

•	Automatic Grants of Options to Directors. The proposed amendments provide for automatic grants of options to directors. Initially, upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company would grant to such person an option to purchase 10,000 shares of common stock. Thereafter, on the date of each annual meeting of stockholders of the Company, the Company would grant to each member of the Board who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, an option to purchase 5,000 shares of common stock, provided, however, that a director would not be eligible to receive such annual option grant until he or she has served on the Board for at least six months. Such options would have an exercise price equal to the closing sale price of the Company’s common stock on the date of grant, would vest on a cumulative basis as to one-third of the shares subject to the option on the first day of the month of each of the first three anniversaries of the date of grant of such option (provided that no additional vesting will take place after the participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service), and would expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board. The Board may from time to time increase or decrease the number of shares that will automatically be granted.

•	Repricing of Options. The proposed amendments prohibit the repricing of options without shareholder approval.

•	Tax Withholding. The proposed amendments extend the plan’s existing broker-assisted exercise procedures to encompass the payment of any required tax withholding, limit the total tax withholding where stock is being used to satisfy withholding obligations to the Company’s minimum statutory withholding obligations (except as otherwise provided by the Board) and provide that shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

•	Share Counting. The proposed amendments clarify that shares of common stock repurchased by the Company at the original issue price pursuant to a contractual repurchase right and shares of common stock that are not issued as a result of an award being settled for cash will again be available for grant under the plan. The proposed amendments further provide that shares of common stock tendered to the Company by a participant to exercise an award will be added to the number of shares available for grant under the plan. Each of the following provisions is subject, in the case of incentive stock options, to any limitations of the Code.

Description of the 1997 Stock Incentive Plan (as proposed to be amended)

The following is a summary of the 1997 Stock Incentive Plan (as proposed to be amended), a copy of which is attached as Appendix B. The following summary is qualified in its entirety by reference to the plan.

General

The 1997 Stock Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions and the grant of securities convertible into common stock, which the Company collectively refers to as “awards.” Awards may be made under the plan for shares of the Company’s common stock up to the sum of (i) 10,000,000 plus (ii) such number (up to 4,000,000) equal to the sum of (x) the number of shares that remained available for grant under the Company’s 1997 Replacement Stock Incentive Plan upon its expiration in January 1998 plus (y) the number of shares subject to awards under the 1997 Replacement Stock Incentive Plan which are not actually issued pursuant to such awards because such awards expire or are terminated, surrendered or cancelled without having been fully exercised or are forfeited in whole or in part or otherwise result in any common stock not being issued.

Types of Awards

•	Incentive stock options and nonstatutory stock options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than 100% of the fair market value of the Company’s common stock on the date of grant and may not be granted for a term in excess of ten years. Incentive stock options granted to any employee who owns more than 10% of the Company’s common stock (or stock of the Company’s subsidiaries) have additional restrictions. The 1997 Stock Incentive Plan permits the Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or, in connection with a “cashless exercise” through a broker, by surrender to the Company of shares of common stock, by delivery to the Company of a promissory note, or by any other lawful means. The Board may provide for the deferred delivery of shares issuable upon exercise of an option.

•	Stock appreciation rights. SARs may be based solely on appreciation in the fair market value Company’s common stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. SARs may be granted in tandem with, or independently of, options granted under the plan. When a SAR is granted in tandem with options, the SAR is generally exercisable only at such time, and to the extent, that the related option is exercisable, the SAR will generally terminate upon the termination or exercise of the related option, the related option will terminate and no longer be exercisable upon the exercise of the related SAR, and the SAR will be transferable only with the related Option. The Board may designate other provisions in connection with an acquisition event or a change in control event (as such terms are defined in the plan).

•	Restricted stock awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the Company’s right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. At the time any restricted stock award is granted, the Board of Directors may provide that at the time common stock would otherwise be delivered pursuant to the award, the participant shall instead receive an instrument evidencing the right to future delivery of such shares and upon such conditions as the Board may specify.

•

Other stock-based awards.    Under the 1997 Stock Incentive Plan, the Board of Directors has the right to grant other awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions and the grant of securities convertible into common stock. At the time any such award is granted, the Board of Directors may provide that at the time common stock would otherwise be delivered pursuant to the award, the participant shall instead receive an instrument evidencing the right to future delivery of such shares upon such conditions as the Board may specify. As of the date of this proxy statement, the Company has never granted such other stock-based awards under the 1997 Stock Incentive Plan.

Eligibility to receive awards

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive awards under the 1997 Stock Incentive Plan. The maximum number of shares with respect to which an award may be granted to any participant under the 1997 Stock Incentive Plan may not exceed 1,000,000 shares of common stock per fiscal year. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award. For the purposes of the 1997 Stock Incentive Plan, Company includes any present or future subsidiary of the Company.

The 1997 Stock Incentive Plan limits the number of shares with respect to which awards other than options or SARs may be granted from and after the date of the 2004 annual meeting to 1,000,000 and limits number of shares with respect to which awards may be granted from and after the date of the 2004 annual meeting to directors who are not employees of the Company at the time of grant to 300,000.

Since the original adoption of the 1997 Stock Incentive Plan, awards for the following number of shares of common stock have been granted under the plan to the following persons and groups: Michael T. Wedge, President and Chief Executive Officer (620,000); Herbert J. Zarkin, Chairman of the Board (500,000); Frank D. Forward, Executive Vice President, Chief Financial Officer (370,000); Edward F. Giles, Executive Vice President, Club Operations (157,000); Kellye L. Walker, Senior Vice President, General Counsel and Secretary (10,000); all current executive officers as a group (1,657,000); all current directors who are not executive officers as a group (37,500); S. James Coppersmith, nominee for director (7,500); Thomas J. Shields, nominee for director (7,500); and all BJ’s employees other than executive officers as a group (7,030,338).

On April 12, 2004, the closing sale price of the Company’s common stock on the NYSE was $25.14.

New Plan Benefits

As of April 12, 2004, the Company had approximately 18,500 employees and five non-employee directors, all of whom were eligible to participate in the 1997 Stock Incentive Plan. The granting of awards under the 1997 Stock Incentive Plan is discretionary, and, other than as described above with respect to automatic grants to directors, the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

The following table indicates the benefits that will be received by each Named Executive Officer and the indicated groups under the 1997 Stock Incentive Plan, to the extent such amounts are known as of the date of this proxy statement:

Name and Position	1997 Stock Incentive Plan Number of Shares
Michael T. Wedge, President and Chief Executive Officer	0
Herbert J. Zarkin, Chairman of the Board	0
Frank D. Forward, Executive Vice President, Chief Financial Officer	0
Edward F. Giles, Executive Vice President, Club Operations	0
Kellye L. Walker, Senior Vice President, General Counsel & Secretary	0
Executive Group	0
Non-Executive Director Group	25,000
Non-Executive Officer Employee Group	0

Administration

The Board of Directors is authorized to administer the 1997 Stock Incentive Plan. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Stock Incentive Plan and to interpret the provisions of the plan. Pursuant to the terms of the plan, the Board of Directors may delegate authority under the 1997 Stock Incentive Plan to one or more committees of the Board of Directors, and subject to certain limitations, to one or more of the Company’s executive officers. The Board of Directors has authorized the ECC to administer certain aspects of the 1997 Stock Incentive Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1997 Stock Incentive Plan, the Board of Directors, the ECC, or any other committee or executive officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value on the date of grant), (iii) the duration of options (which may not exceed ten years), and (iv) the number of shares of common stock subject to any SARs, restricted stock awards or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors is required to make appropriate adjustments in connection with the 1997 Stock Incentive Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other acquisition event (as defined in the 1997 Stock Incentive Plan), the Board of Directors is authorized to provide for outstanding awards to be assumed or substituted for, to accelerate the awards to make them fully exercisable prior to consummation of the acquisition event or to provide for a cash-out of any outstanding options. In addition, upon the occurrence of a change of control event (as defined in the 1997 Stock Incentive Plan) all options and stock appreciation rights then outstanding will automatically become immediately exercisable in full and the restrictions and conditions on all other awards then outstanding shall automatically be deemed to be waived to the extent, if any, specified by the Board of Directors at or after the time of grant. If any award expires or is terminated, surrendered, cancelled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 1997 Stock Incentive Plan.

Amendment or Termination

No award may be made under the 1997 Stock Incentive Plan after July 27, 2007. The Board of Directors may at any time amend, suspend or terminate the 1997 Stock Incentive Plan, except that no award designated by the Board of Directors as subject to Section 162(m) of the Code and granted after the date of such amendment to the plan shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by the Company’s stockholders. To the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1997 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have taxable income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 1997 Stock Incentive Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP, independent auditors, as the Company’s auditors for the fiscal year ending January 29, 2005. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, the Company’s Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved by the Company’s stockholders at the 2004 annual meeting, the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2004 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S

INDEPENDENT AUDITORS FOR THE 2004 FISCAL YEAR.

RELATIONSHIP WITH HOUSE2HOME; CONFLICTS OF INTEREST

In connection with the spin-off of the Company from Waban in July 1997 (the “Distribution”), BJ’s and House2Home entered into several agreements. Although the following summaries of certain of these agreements set forth an accurate description of their material terms and provisions, such summaries are qualified in their entirety by reference to the detailed provisions of the agreements, each of which has previously been filed with the SEC.

Distribution Agreement

BJ’s and House2Home entered into a Separation and Distribution Agreement (the “Distribution Agreement”), which provided for, among other things, (i) the division between BJ’s and House2Home of certain assets and liabilities; (ii) other agreements governing certain aspects of the relationship between BJ’s and House2Home following the Distribution; and (iii) an agreement regarding certain matters relating to lease liabilities described below.

Under the Distribution Agreement, except as provided in the other agreements, BJ’s agreed to indemnify House2Home for liabilities relating to BJ’s business. Similarly, House2Home agreed to indemnify BJ’s for liabilities pertaining to House2Home’s business. The Distribution Agreement also requires BJ’s and House2Home to indemnify each other for losses incurred due to a failure to perform their respective obligations under the Distribution Agreement or any other agreement entered into in connection with the Distribution.

Leases

Pursuant to the Distribution Agreement, effective upon the Distribution, BJ’s assumed all liabilities to third-party lessors with respect to leases entered into by Waban with respect to the BJ’s Division and agreed to indemnify House2Home for such liabilities.

In connection with the spin-off of Waban by The TJX Companies, Inc. (“TJX”) in 1989, Waban and TJX entered into an agreement (the “1989 Agreement”) pursuant to which Waban agreed to indemnify TJX against any liabilities that TJX might incur with respect to certain House2Home real estate leases as to which TJX was either a lessee or guarantor. Pursuant to a subsequent agreement, BJ’s agreed to indemnify TJX for 100% of House2Home’s lease liabilities through January 31, 2003, and for 50% of such liabilities thereafter.

House2Home filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code on November 7, 2001. In 2001, the Company recorded pre-tax charges of $106.4 million (including interest accretion charges of $1.4 million) for its estimated loss associated with 41 House2Home leases. On a post-tax basis, these charges totaled $63.8 million, or $.86 per diluted share. This loss was based on the present value of rent liabilities under these leases, including estimated real estate taxes and common area maintenance charges, reduced by estimated income from the subleasing of these properties. An annual discount rate of 6% was used to calculate the present value of these lease obligations.

In 2002, the Company settled its obligations for 23 House2Home leases through lump sum payments. The leases for four additional House2Home properties (for which BJ’s remains contingently liable) were assigned to third parties. Based on the significant progress made in settling these leases and an evaluation of its remaining obligations, the Company recorded a pre-tax gain of $20.0 million to reduce its obligations related to House2Home leases, offset by pre-tax interest accretion charges of $4.4 million. Taken together, these amounts resulted in a post-tax gain of $9.4 million, or $.13 per diluted share.

In 2003, the Company settled its obligations for 12 additional House2Home leases through lump sum payments and also reached a settlement for one lease that had been assigned. All but 2 of the 41 House2Home leases for which the Company had exposure have either been settled or the lease has been assigned to a third party who, to the knowledge of the Company, is satisfying all obligations under such leases on a current basis. In 2003, the Company recorded a pre-tax gain of $5.5 million ($3.3 million post-tax) to reflect favorable progress in settling the remaining House2Home leases, offset by pre-tax interest accretion of $1.0 million.

Tax Sharing Agreement

BJ’s and House2Home entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) providing for the allocation between the parties of federal, state, local and foreign tax liabilities and the entitlement to tax refunds for periods beginning prior to the date of the Distribution, and various related matters. In the fourth quarter of 2003, the Company also recognized a reduction in its tax provision of $1.7 million due to state tax liabilities which were assumed by House2Home as part of the settlement agreement described below.

Settlement Agreement

The Company has filed proofs of claim against House2Home for claims arising primarily from BJ’s indemnification of TJX with respect to TJX’s guarantee of House2Home leases and from the Tax Sharing Agreement. House2Home and its creditors committee contested the validity and amount of the claims filed by BJ’s and the creditors committee threatened action against BJ’s on account of claims arising out of the 1997 spin-off of the company from Waban. The Company entered into a settlement agreement with House2Home, which has been approved by the Bankruptcy Court which resolves the proofs of claim filed by BJ’s and releases BJ’s, its officers and directors and the officers and directors of House2Home who were also officers or directors of the Company of all claims and liabilities, including any claims arising out of the 1997 spin-off. BJ’s claims on account of payments to landlords are allowed in the amount of $29.8 million and its claims under the Tax Sharing Agreement are allowed in the amount of $8.0 million. In addition, BJ’s entered into an agreement with the Indenture Trustee for certain subordinated notes issued by House2Home which settles BJ’s claim that BJ’s claims against House2Home constitute senior debt within the meaning of the indenture governing the House2Home subordinated notes. The settlement with the Indenture Trustee provides that the Indenture Trustee will pay the Company $2.5 million out of distributions otherwise payable to the holders of subordinated notes and the parties otherwise exchange releases. In filings with the United States Bankruptcy Court, House2Home has estimated that it will pay between 18.5% and 39.1% of its unsecured claims.

Procedures for Addressing Conflicts

As a result of the Distribution, BJ’s and House2Home had significant contractual and other ongoing relationships that may present certain conflict situations for Mr. Zarkin, who serves as Chairman of the Board of Directors of the Company and who served as Chairman of the Board of Directors of House2Home from July 1997 to June 2002, and for Mr. Waxlax, who serves as a director of the Company and who served as a director of House2Home from July 1997 to March 2002. BJ’s has adopted procedures to be followed by its Board of Directors to limit the involvement of such persons in conflict situations whereby all transactions being considered by BJ’s which relate to House2Home must (i) be approved by a majority of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (ii) be on terms no less favorable to BJ’s than could be obtained from unaffiliated third parties, as determined by a majority of the Board of Directors and by a majority of the disinterested members of the Board of Directors.

In October 2001, the Board appointed a Special Committee comprised of Messrs. Coppersmith, Dion and Mitchell, each of whom is a disinterested and independent member of the Board, to act for the Board on matters pertaining to House2Home. The Special Committee approved the settlements described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations regarding the filing of required reports, except as set forth below with respect to Mr. Mitchell, all Section 16(a) filing requirements applicable to its directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2003 were met. In December 2001, Bert N. Mitchell & Associates Pension Plan, a trust of which Mr. Mitchell is the beneficiary, purchased 500 shares of the Company’s common stock at a price of approximately $42 per share. A report on Form 4 was not timely filed. Upon discovery of this failure to file, Mr. Mitchell promptly filed an appropriate Form 4.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) consists of three directors, each of whom is independent as defined by the applicable standards of the New York Stock Exchange. A brief description of the responsibilities of the Committee is set forth above under the caption “The Board of Directors and its Committees” on pages 5 and 6.

The Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2003 with the management of the Company. The Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). The Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence discussion with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company which are referred to in “All Other Fees” on page 32 is compatible with maintaining such auditors’ independence.

Based on the review and the discussions referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, for filing with the SEC.

The Audit Committee

Thomas J. Shields, Chairman

S. James Coppersmith

Bert N. Mitchell

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

Audit Fees and Non-audit Fees

The following table presents the fees for professional services of PricewaterhouseCoopers LLP, the Company’s independent auditor, billed to the Company for each of the last two fiscal years for audit services and billed to the Company in each of the last two fiscal years for other services:

	Fiscal Year Ended
	January 31, 2004	February 1, 2003
Audit Fees (1)	$705,926	$485,616
Audit-Related Fees (2)	51,640	49,518
Tax Fees (3)	145,480	56,091
All Other Fees (4)	0	69,198

Total	$903,046	$660,423

(1)	Audit fees consisted of audit work performed in the preparation of financial statements for the fiscal years noted, including reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q during fiscal 2003 and fiscal 2002.
(2)	Audit-related fees consisted principally of consultations concerning financial accounting and reporting standards as well as assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements and which are not reported under “Audit Fees.” Consultations included, specifically, analysis of lease liabilities with respect to the House2Home leases, consultation in fiscal 2002 with respect to the Severance Agreement and General Release with the Company’s former Chief Executive Officer and consultations in fiscal 2003 regarding preparedness for compliance with Section 404 of Sarbanes-Oxley Act.
(3)	Tax fees consisted of fees for tax compliance, tax advice and tax planning services. Tax compliance services accounted for $31,255 of the total tax fees billed in fiscal 2003 and $21,958 in fiscal 2002.
(4)	All other fees in fiscal 2002 consisted of the internal audit outsourcing relating to the Company’s information technology systems and actuarial calculation services relating to the Company’s post-retirement benefit plans (based on valuation assumptions provided by a third party).

Preapproval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported at the next meeting of the Audit Committee.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the next annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than 5 p.m. EST on December 23, 2004, in order to be considered for inclusion in the Company’s proxy materials for that meeting. The Company suggests that proponents submit their proposals via registered or certified mail addressed to Kellye L. Walker, Secretary, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760.

The Company’s by-laws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted above not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, the Secretary must receive such notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Assuming that the 2005 annual meeting is held during the period from April 30, 2005, to July 29, 2005 (as it is expected to be), in order to comply with the time periods set forth in the Company’s by-laws, appropriate notice would need to be provided to the Secretary of the Company at the address noted above no earlier than February 19, 2005, and no later than March 11, 2005. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005 annual meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal which may come before the meeting.

The Company’s by-laws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

OTHER MATTERS

The Board of Directors has no knowledge of any other matter which may come before the meeting and does not intend to present any such other matter. Pursuant to the Company’s by-laws, the deadline for stockholders to notify the Company of any proposals or director nominations to be presented for action at the annual meting has passed. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

The Executive Compensation Committee Report on Executive Compensation appearing on pages 13 through 15, the Audit Committee Report appearing on page 31, the Performance Graph appearing on page 12 and the information regarding the Audit Committee’s Charter and the independence of Audit Committee members appearing on page 6 shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

The cost of solicitation of proxies will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies by mail, e-mail, telephone and personal interview for a fee of $6,500, plus expenses. Officers and employees of the Company may, without additional remuneration, also assist in soliciting proxies in the same manner.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Company, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, MA 01760, telephone: (508) 651-6650. Any stockholder who wants to receive separate copies of the proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

Electronic Voting

Any stockholder who owns shares of common stock of record may authorize the voting of its shares over the Internet at https://www.proxyvotenow.com/bj or by telephone by calling 1-866-213-0603 24 hours a day, 7 days a week, and by following the instructions on the enclosed proxy card. Authorizations submitted over the Internet or by telephone must be received by 5:00 p.m. on May 19, 2004.

If a stockholder owns shares held in “street name” by a bank or brokerage firm, the stockholder’s bank or brokerage firm will provide a vote instruction form to the stockholder with this proxy statement that may be used to direct how the shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by the stockholder’s bank or brokerage firm on the vote instruction form.

By Order of the Board of Directors

KELLYE L. WALKER

Secretary

Appendix A

BJ’s Wholesale Club, Inc.

Charter of the Audit Committee of the Board of Directors

(Amended and Adopted by the Board of Directors as of December 3, 2003)

Purpose:

The purpose of the Audit Committee is (i) to assist the Board of Directors’ oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit functions and independent auditors and (ii) to prepare an audit committee report as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Members:

The Audit Committee shall consist of at least three directors of the Board of Directors, one of whom shall be designated as chairperson. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Audit Committee shall be independent as defined by such rules.

Each member of the Company’s Audit Committee must be financially literate (or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee), and at least one member of the Audit Committee shall have accounting or related financial management expertise, both as determined in the Board of Directors’ business judgment. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

Responsibilities:

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditors, in accordance with its business judgment.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditors’ report.

The Audit Committee shall:

1.	Review the qualifications and independence of the Company’s independent auditors, who shall report directly to the Audit Committee. In particular, the Audit Committee shall:

A.	Appoint, evaluate, and, when circumstances warrant, discharge the independent auditors;

B.	Oversee the work of the independent auditors, including resolution of disagreements between Company management and the independent auditors regarding financial reporting;

C.	Set compensation of the independent auditors and is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditors established by the Audit Committee;

D.	Pre-approve all services (audit and non-audit) to be provided to the Company by the independent auditors, provided, however, that de minimis non-audit services may instead be approved in accordance with applicable New York Stock Exchange and Securities and Exchange Commission rules;

E.	Conduct a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

F.	Review the nature of any non-audit services performed by the independent auditors;

G.	At least annually, the Audit Committee shall assess the independent auditors’ independence. In connection with this assessment, the Audit Committee shall obtain and review information, including written statements from the independent auditors, describing all relationships between the auditors and the Company or any other relationships that may adversely affect the independence of the auditors, and otherwise assess the independence of the independent auditors as set forth in Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the auditors concerning any disclosed relationships or services that might impact the objectivity and independence of the auditors; and

H.	Receive and consider the reports required to be made by the independent auditors regarding: critical accounting policies and practices; alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and other material written communications between the independent auditors and Company management.

2.	Review and discuss with management and the independent auditors the Company’s annual audited financial statements, including a discussion with the auditors of their judgment as to the Company’s accounting principles, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the matters about which Statement on Auditing Standards No. 61 requires discussion.

3.	Consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

4.	Review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors’ interim review procedures prior to the filing of each Form 10-Q, and discuss with the Company’s management and independent auditors the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.	Discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

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6.	At least annually, obtain and review a report by the independent auditors describing the firm’s internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

7.	In connection with its oversight role, from time to time as appropriate, review with the independent auditors:

—	any audit problems or difficulties the independent auditors encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditors’ activities or on access to requested information and any significant disagreements with management;

—	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

—	analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the financial statements; and

—	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

8.	Coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting (including review of the Company’s process of ensuring accurate and reliable financial reporting), disclosure controls and procedures and code of business conduct and ethics. Pursuant to such coordination, the Committee shall:

A.	At least annually, ascertain through discussions with management the adequacy of the Company’s system of internal controls, discuss such system with the independent auditors and the Company’s Vice President, Manager of Internal Audit, and coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function;

B.	Review the appointment and dismissal of the Vice President, Manager of Internal Audit;

C.	Receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act;

D.	Review the Internal Audit Department’s annual plan; and

E.	Review reports issued by the Internal Audit Department summarizing its findings, recommendations and responses from management as to the corrective actions to be implemented.

9.	Discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

10.	Establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

11.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements.

12.	Institute, conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, and the Audit Committee shall have the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

13.	Be authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

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Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee. In addition, the Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

14.	Regularly update the Board of Directors about the Audit Committee’s activities.

15.	At least annually, review and reassess the adequacy of the Audit Committee Charter and present the revised or unchanged charter annually to the Board of Directors for approval.

16.	At least annually, evaluate its own performance.

17.	Prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of meeting), the report described in Item 306 of Regulation S-K of the Securities and Exchange Commission.

18.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

19.	Have such other duties as may be delegated from time to time by the Board of Directors.

Meetings:

The Audit Committee will meet as often as it deems necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the Audit Committee determines. The Audit Committee may also act by unanimous written consent in lieu of a meeting. As it deems appropriate, the Audit Committee shall periodically meet separately with the independent auditors, Company management and the Company’s internal auditors, including the Chief Financial Officer; the Controller and the Vice President of Internal Audit. The majority of the members of the Audit Committee shall constitute a quorum at any meeting. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee of a single member) as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

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Appendix B

BJ’s WHOLESALE CLUB, INC.

1997 STOCK INCENTIVE PLAN

(as proposed to be amended)

1. Purpose

The purpose of this 1997 Stock Incentive Plan (the “Plan”) of BJ’s Wholesale Club, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any present or future subsidiary corporations of BJ’s Wholesale Club, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, stock appreciation rights, restricted stock, or other stock-based awards (each, an “Award”) under the Plan. Any person who has been granted an Award under the Plan shall be deemed a “Participant”.

3. Administration, Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

(c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). The Board shall appoint one such Committee of not less than two members, each member of which shall be (i) an “independent director” within the meaning of Section 303A of The New York Stock Exchange Listed Company Manual, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officer.

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to the sum of (i) 10,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common

Stock”) plus (ii) such additional number of shares of Common Stock (up to 4,000,000) as is equal to the sum of (x) the number of shares which remained available for grant under the Company’s 1997 Replacement Stock Incentive Plan (the “Replacement Plan”) upon its expiration and (y) the number of shares subject to awards granted under the Replacement Plan which are not actually issued pursuant to such awards because such awards expire or are terminated, surrendered or cancelled without having been fully exercised or are forfeited in whole or in part or otherwise result in any Common Stock not being issued. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued (including as the result of an Award being settled for cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 4(c), the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted from and after the date of the 2004 Annual Meeting of Stockholders shall be 1,000,000.

(3) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted from and after the date of the 2004 Annual Meeting of Stockholders to directors who are not employees of the Company at the time of grant shall be 300,000.

(c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of security and exercise price per share subject to each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share-related provisions of each Stock Appreciation Right, (v) the repurchase price per security subject to each outstanding Restricted Stock Award and (vi) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 10(e)(1) and/or Section 10(e)(2) also applies to any event, then Section 10(e)(2) or Section 10(e)(1) (in that order) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

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(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify it in the applicable option agreement; provided, however, that no Option shall be granted at an exercise price of less than 100% of fair market value on the date of grant.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an Option Agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding or (iii) delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), which Common Stock (x) was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (y) is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(3) to the extent permitted by applicable law and by the Board and explicitly provided in an Option Agreement (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) by payment of such other lawful consideration as the Board may determine; or

(4) any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 4(c)) and (2) the Board may not cancel any outstanding Option and grant in substitution therefor new Options under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

6. Director Options.

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a

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Nonstatutory Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment under Section 4(c)).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock (subject to adjustment under Section 4(c)); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six months.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The New York Stock Exchange or on the other national securities exchange or national securities association on which the Common Stock is then traded on the trading date immediately prior to the date of grant (and if the Common Stock is not then traded on a national securities exchange or national securities association, the fair market value of the Common Stock on such date as determined by the Board), (ii) vest on a cumulative basis as to one-third of the shares subject to the Option on the first day of the month of each of the first three anniversaries of the date of grant of such Option (provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service), (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(d) Board Discretion. The Board retains the specific authority to from time to time increase or decrease the number of shares subject to options granted under this Section 6, subject to the provisions of Section 4(b)(3).

7. Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with an Acquisition Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with an Acquisition Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

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(2) Independent SARS. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8. Restricted Stock

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

(c) Deferred Delivery of Shares. The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place. The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

9. Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, and the grant of securities convertible into Common Stock. At the time any such Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

10. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

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(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Acquisition Events; Change of Control Events

(1) Consequences of Acquisition Events. Subject to Section 10(e)(2), upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the “Acceleration Time”) prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any Stock Appreciation Rights or other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

An “Acquisition Event” shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

(2) Consequences of Change of Control Events. Except to the extent otherwise provided in the instrument evidencing an Award or in any other agreement between a Participant and the Company, (i) upon the occurrence of a Change of Control Event, all Options and Stock Appreciation Rights then outstanding shall automatically become immediately exercisable in full and (ii) the restrictions and conditions on all other Awards then outstanding shall be deemed waived only if and to the extent specified (whether at the time of grant or otherwise) by the Board.

A “Change of Control Event” shall have the meaning set forth on Annex A hereto.

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(3) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances notwithstanding any limitations contained in Section 2 and Section 5.

(f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that, except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(g) Amendment of Award. Except as otherwise provided in Section 5(g) with respect to option repricing, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(i) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(j) Performance Conditions.

(1) This Section 10(j) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines at the time a Restricted Stock Award or an other stock-based Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(j) is applicable to such Award.

(3) If a Restricted Stock Award or an other stock-based Award is subject to this Section 10(j), than the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any

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combination of the following: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment. Such performance goals may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles, subject to paragraph (6) below. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or other stock-based Award that is subject to this Section 10(j), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(j) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(6) The Section 162(m) Committee shall make no adjustments to the performance goals included in an outstanding Award, the effect of which is to increase the incentive payment to the Chief Executive Officer or to other executive officers, except for the following:

(A) Events classified as extraordinary items or discontinued operations or presented as special nonrecurring charges (or income) in accordance with generally accepted accounting principles.

(B) Disposal of a business segment or a group of two or more warehouse stores, a major administrative unit, or major assets, if quantified and disclosed in Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Annual Report on Form 10-K.

(C) Conversion of convertible bonds or preferred stock convertible into common stock; a repurchase by the Company of outstanding shares of stock, if such a repurchase has a material impact on the performance that is being measured; or an increase in the number of shares of common stock for earnings per share calculation purposes due to a new equity or convertible debenture offering, but not by exercise of Awards under this Plan or any similar plan.

(D) Balance sheet recapitalization or restructuring that materially alters the allocation between debt and equity for the Company.

(E) Changes in accounting practice to comply with new legislation or with rules promulgated by the Securities and Exchange Commission or the Financial Accounting Standards Board and changes in tax laws that affect tax rates, credits, or the definition of taxable income, if material.

(F) Unusual and material losses beyond the Company’s control, such as acts of God (e.g., earthquake or widespread hurricane damage).

(G) Reserves for future period events which will not occur until after the performance measurement period.

(H) Adjustments attributable to prior periods in the case of a newly acquired business.

(I) Adjustments of goals made immediately after completion by the Company’s independent public accountants of the audit of the Company’s financial statements for the fiscal year immediately preceding the performance period, made solely to “true-up” goals that were based on estimated results for said preceding year.

(J) Gains and losses from sales of a minority interest in a subsidiary.

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(K) Net incremental expense incurred by the Company as a result of opening new warehouse stores in excess of the number incorporated in the performance goals. The amount of the adjustment shall be equal to the average operating loss incurred by new warehouse stores opened by the Company in the same fiscal year.

In no event, however, shall the Section 162(m) Committee make any adjustment which would cause Awards to which this Section 10(j) applies not qualify as performance-based compensation under Section 162(m).

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.

(1) The Plan was adopted by the Board on May 30, 1997 and approved by the stockholders of Waban Inc. on July 10, 1997 and by Waban Inc. as the sole stockholder of the Company on July 10, 1997. The Plan initially became effective on July 28, 1997, the date on which Waban Inc. completed the spin-off of the Company by distributing to the stockholders of Waban Inc., on a pro rata basis, in a tax-free distribution, all of the then outstanding shares of Common Stock of the Company (the “Distribution Date”).

(2) No Awards shall be granted under the Plan after July 27, 2007, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company’s stockholders; and provided further that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

(e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) and any other applicable law or regulation.

(f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

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ANNEX A

DEFINITION OF CHANGE OF CONTROL EVENT

For the purpose of this Plan, a “Change of Control” shall mean:

(a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))(a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

(c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section (c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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BJ’S WHOLESALE CLUB, INC.

YOUR VOTE IS IMPORTANT

VOTE BY INTERNET / TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL
https://www.proxyvotenow.com/bj		1-866-213-0603
• Go to the website address listed above.		• Use any touch-tone telephone.		• Mark, sign and date your proxy card.
• Have your proxy card ready.	OR	• Have your proxy card ready.	OR	• Detach your proxy card.
• Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.		• Return your proxy card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

Internet and telephone votes must be received by 5 p.m., eastern time, on Wednesday, May 19, 2004 to be counted in the final tabulation.

If you vote by the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

☒    Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR the election of directors and FOR Proposals 2 and 3.

1. Election of Directors for a term to expire in 2007.

FOR ALL ☐	WITHHOLD FOR ALL ☐	EXCEPTIONS ☐

Nominees: 01—S. James Coppersmith, 02—Thomas J. Shields and 03—Herbert J. Zarkin

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name and check the “Exceptions” box above.)

2.	Approval of the amendment of the 1997 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder and to make other changes as described in the accompanying proxy statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Ratification of the audit committee’s selection of PricewaterhouseCoopers, LLP as the Company’s independent auditors for the fiscal year ending January 29, 2005.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark box at right if you plan to attend the Annual Meeting.    ☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.    ☐

S C A N L I N E

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for corporations. PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY ONLY IF YOU ARE VOTING BY MAIL.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Date	Share Owner sign here	Co-Owner sign here

BJ’s WHOLESALE

CLUB, INC.

As part of BJ’s Wholesale Club, Inc.’s ongoing efforts to reduce expenses, we are asking our stockholders to authorize us to send only one copy of stockholder publications to their respective households. If you are receiving multiple copies of stockholder reports at your address and wish to eliminate them for the account shown on the attached proxy card, please write or call our Investor Relations Department, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, MA 01760, telephone: (508) 651-6650. You will continue to receive your proxy mailing for shares held in this account.

We urge you to vote your shares. Thank you very much for your cooperation and continued loyalty as a BJ’s Wholesale Club, Inc. stockholder.

PROXY

BJ’s WHOLESALE CLUB, INC.

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders, May 20, 2004

The undersigned hereby appoints Frank D. Forward and Lorne R. Waxlax, and each of them singly, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of BJ’s Wholesale Club, Inc., at the Annual Meeting of Stockholders of BJ’s Wholesale Club, Inc. to be held at the Crowne Plaza Hotel, 1360 Worcester Street (Route 9), Natick, Massachusetts, on Thursday, May 20, 2004 at 11 a.m., and at all adjournments thereof, at which the undersigned could vote, if present, in such manner as they may determine on any matters which may properly come before the meeting and to vote as specified on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. Please sign and return this card if you are voting by mail.

THIS PROXY, WHEN PROPERLY EXECUTED ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 AND 3. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

ADDRESS CHANGE / COMMENTS	BJ’S WHOLESALE CLUB, INC. P.O. BOX 11093 NEW YORK, N.Y. 10203-0093

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.